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                                                                    Exhibit 10.3


                            INDEMNIFICATION AGREEMENT

         This INDEMNIFICATION AGREEMENT is effective as of [date], between NEWPORT CORPORATION, a Nevada corporation (the "Company"), and [name] ("Indemnitee"), an officer and/or member of the Board of Directors of the Company.

         WHEREAS, the Company desires the benefits of having Indemnitee serve as an officer and/or director secure in the knowledge that expenses, liabilities and losses incurred by him in his good faith service to the Company will be borne by the Company or its successors and assigns in accordance with applicable law; and

         WHEREAS, the Company desires that Indemnitee resist and defend against what Indemnitee may consider to be unjustified investigations, claims, actions, suits and proceedings which have arisen or may arise in the future as a result of Indemnitee's service to the Company notwithstanding that conditions in the insurance markets may make directors' and officers' liability insurance coverage unavailable or available only at premium levels which the Company may deem inappropriate to pay; and

         WHEREAS, the parties believe it appropriate to memorialize and reaffirm the Company's indemnification obligations to Indemnitee and, in addition, set forth the indemnification agreements contained herein.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

         1.      Indemnification.

                 (a) Indemnification of Expenses. Indemnitee shall be indemnified and held harmless by the Company to the fullest extent permitted by its Articles of Incorporation, Bylaws and applicable law, as the same exist or may hereafter be amended, against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, and amounts paid or to be paid in any settlement approved in advance by the Company, such approval not to be unreasonably withheld) (collectively, "Indemnifiable Expenses") actually and reasonably incurred or suffered by Indemnitee in connection with any present or future threatened, pending or contemplated investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, "Indemnifiable Litigation"), (i) to which Indemnitee is or was a party or is threatened to be made a party by reason of any action or inaction in Indemnitee's capacity as a director or officer of the Company, or as a member of any committee of the Board of Directors, or in his capacity as the Beneficiaries' Representative, or (ii) with respect to which Indemnitee is otherwise involved by reason of the fact that Indemnitee is or was serving as a director, officer, employee or agent of the Company, or of any subsidiary or division, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Notwithstanding the foregoing, Indemnitee shall have no right to indemnification for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended.

                 (b)     Contribution. If the indemnification provided for in
Section 1(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnitee in respect of any losses, claims, damages, expenses or liabilities referred to therein, then the Company, in lieu of indemnifying Indemnitee thereunder, shall contribute to the amount paid or payable by Indemnitee as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to

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reflect the relative benefits received by the Company and the Indemnitee, or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Indemnitee in connection with any action or inaction which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In connection with any registration of the Company's securities, the relative benefits received by the Company and the Indemnitee shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Indemnitee, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Company and the Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Indemnitee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 The Company and the Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 1(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with the registration of the Company's securities, in no event shall an Indemnitee be required to contribute any amount under this Section 1(b) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by such Indemnitee or (ii) the proceeds received by Indemnitee from its sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

                 (c) Survival Regardless of Investigation. The indemnification and contribution provided for in this Section 1 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnitee or any officer, director, employee, agent or controlling person of the Indemnitee.

                 (d) Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control) then, with respect to all matters thereafter arising concerning the rights of Indemnitee to payments of Indemnifiable Expenses under this Agreement or any other agreement or under the Company's Articles of Incorporation or Bylaws as now or hereafter in effect, Independent Legal Counsel (as defined in Section 8(d) hereof) shall be selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to abide by such opinion and to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

                 (e) Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 7 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in the defense of any

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action, suit, proceeding, inquiry or investigation referred to in Section (1)(a)
hereof or in the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Indemnifiable Expenses incurred by Indemnitee in connection therewith.

         2. Interim Expenses. The Company agrees to pay Indemnifiable Expenses incurred by Indemnitee in connection with any Indemnifiable Litigation on a current basis, in advance of the final disposition thereof, provided that the Company has received an undertaking by or on behalf of Indemnitee, substantially in the form attached hereto as Exhibit A, to repay the amount so advanced to the extent that it is ultimately determined by court order or judgment from which no further right of appeal exists, that Indemnitee is not entitled to be indemnified by the Company under this Agreement or otherwise.

         3.      Trust Fund, Beneficiaries' Representative.

                 (a) The Company may establish or fund a trust, in the sole discretion of the Board of Directors of the Company and with no obligation to do so, to satisfy certain of the Company's obligations under this Agreement and similar agreements with other directors and/or officers (collectively, including Indemnitee, the "Beneficiaries"). Therefore, in addition to Indemnitee's rights under this Indemnification Agreement and any applicable insurance policy, Indemnitee shall, if such trust has been established and has remained funded, also have the right to seek indemnification payments from the trustee of the trust ("Trustee") in accordance with the terms of this Agreement and of the trust agreement.

                 (b) All communications or demands made by and among the Company, the Trustee, if any, and the Beneficiaries are to be made through the individual designated as the Beneficiaries' representative ("Beneficiaries' Representative"). The Beneficiaries' Representative as of the date of this Agreement is Robert L. Guyett. The Beneficiaries' Representative may be changed from time to time and at any time upon agreement of two-thirds of the Beneficiaries. In discharging his obligations hereunder, the Beneficiaries' Representative shall at all times act expeditiously and in a manner reasonably believed to be in the best interests of the Beneficiaries.

         4. Procedure for Making Demand. In the event the trust contemplated by Section 3 is established, the Beneficiaries' Representative shall have the exclusive right and obligation to make demands on behalf of all Beneficiaries for payments for Indemnifiable Expenses, including advance payments as set forth in Section 2. In order to receive payment, Indemnitee shall make demand on the Beneficiaries' Representative, who then has the right and obligation first to make demand upon the Company to honor its indemnity obligations and pay the Indemnifiable Expenses. If the Company fails to do so within fifteen (15) days, the Beneficiaries' Representative shall then have the right and obligation to make demand under any applicable policy of directors' and officers' liability insurance then in effect upon the insurance company (the "Insurance Company") issuing such policy. If the Insurance Company fails to pay the demand within fifteen (15) days, then the Beneficiaries' Representative shall, if the trust is funded at such time, be entitled and obligated to make demand upon the Trustee for such payment. Indemnitee shall not be required to institute a lawsuit or take other actions against the Company, Insurance Company or any insurer to recover the unpaid amount prior to the Beneficiaries' Representative making a demand and receiving payment from the Trustee on his behalf, but the Beneficiaries' Representative shall deliver a certificate to the Trustee at the time of payment of each distribution certifying that no part of such payment has been previously received from the Company or any insurer. If the Beneficiaries' Representative fails to take any action required hereunder, Indemnitee may take the action directly.

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         5.      Failure to Indemnify.

                 (a) If a claim under this Agreement, or any statute, or under any provision of the Company's Articles of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company or the Insurance Company within forty-five (45) days after a written request for payment thereof has been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, Indemnitee shall also be entitled to be paid for the expenses (including attorneys' fees) of bringing such action.

                 (b) It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of interim expenses pursuant to Section 2 hereof unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties' intention that if the Company contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be for the court to decide, and neither the failure of the Company (including its board of directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its board of directors, any committee or subgroup of the board of directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

         6.      Retention of Counsel.

                 (a) Whether Indemnitee is seeking payment of Indemnifiable Expenses directly from the Company, the Trustee, if any, or from the Insurance Company, the Beneficiaries' Representative shall have the right and obligation on behalf of Indemnitee and other Beneficiaries, to (i) select counsel to represent them with respect to any matter subject to indemnification and payment hereunder; (ii) coordinate the defense of any such matter; and (iii) approve the fees and other expenses of counsel selected by him pursuant hereto.

                 (b) Notwithstanding the foregoing, Indemnitee may retain different counsel than the other Beneficiaries, or may incur expenses not shared in common with the other Beneficiaries, in connection with any Indemnifiable Litigation if in the reasonable judgment of Indemnitee there may be legal defenses available to him which are different from or additional to those available to the other Beneficiaries and, as a consequence, an actual or potential conflict of interest with the other Beneficiaries exists, or if other facts or circumstances exist which would make the representation of Indemnitee and other Beneficiaries inappropriate due to conflicts of interest. Indemnitee must obtain the prior written approval of the Beneficiaries' Representative to retain such counsel, which consent shall not be unreasonably withheld. In the event that the Beneficiaries' Representative withholds such consent, Indemnitee shall then have the right to seek approval for such separate counsel from the Company, or the Trustee, if any, which approval shall not be unreasonably withheld.

                 (c) Nothing contain herein shall prohibit Indemnitee from retaining other counsel at Indemnitee's own expense.

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     7.   Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee's estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

     8.   Construction of Certain Phrases.

          (a) For purposes of this Agreement, references to the "Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

          (b) For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

          (c) For purposes of this Agreement a "Change in Control" shall be deemed to have occurred if (i) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Voting Securities would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Voting Securities immediately prior to the merger have the same proportionate ownership of at least eighty percent (80%) of common stock of the surviving corporation immediately after the merger; (ii) there shall be consummated any consolidation or merger of the Company in which the Company is the surviving corporation, but the holders of the Company's outstanding Voting Securities immediately prior to such merger or consolidation hold, in the aggregate, securities possessing less than eighty percent (80%) of the total combined voting power of all outstanding Voting Securities of the Company immediately after such merger or consolidation; (iii) there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; (iv) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (v) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more of the Company's outstanding Voting Securities (other than any such person who is

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the record owner of at least 15% of the Company's outstanding Voting Securities on the date hereof, other than nominees); (vi) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of the two year period constituted the entire Board of Directors do not for any reason constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (vii) an event shall occur constituting a "Business Combination" under the Company's Articles of Incorporation as amended to date.

          (d) For purposes of this Agreement, "Independent Legal Counsel" shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 1(d) hereof, who shall not have otherwise performed services for the Company or Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

          (e) For purposes of this Agreement, "Voting Securities" shall mean any securities of the Company that vote generally in the election of directors.

     9. Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect with respect to Indemnifiable Litigation regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary of the Company of any other enterprise at the Company's request.

     10. Contract Rights Not Exclusive. Except as provided in Section 16, the contract rights conferred by this Agreement shall be in addition to, but not exclusive of, any other right which Indemnitee may have or may hereafter acquire under any statute, provision of the Company's Articles of Incorporation or Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

     11. Indemnitee's Obligations. The Indemnitee shall promptly advise the Company in writing of the institution of any investigation, claim, action, suit or proceeding which is or may be subject to this Agreement and keep the Company generally informed of, and consult with the Company with respect to, the status of any such investigation, claim, action, suit or proceeding. Notices to the Company shall be directed to Newport Corporation, 1791 Deere Avenue, Irvine, California 92606, Attn: President (or such other address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received when delivered if delivery is in person or by courier, or three days after the date postmarked if sent by certified or registered mail, properly addressed. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

     12. No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Indemnifiable Litigation by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In connection with any determination

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as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

     13. Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Indemnifiable Litigation pursuant to Section 11 hereof, the Company has liability insurance in effect which may cover such Indemnifiable Litigation, the Company shall give prompt notice of the commencement of such Indemnifiable Litigation to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

     14. Attorneys' Fees. In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, any Indemnitee shall be entitled to be paid all Indemnifiable Expenses incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Indemnifiable Expenses with respect to such action, unless, as a part of such action, a court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to be paid all Indemnifiable Expenses incurred by Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Indemnifiable Expenses with respect to such action, unless, as a part of such action, a court having jurisdiction over such action determines that each of Indemnitee's material defenses to such action was made in bad faith or was frivolous.

     15. Severability. Should any provision of this Agreement, or any clause hereof, be held to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions and clauses of the Agreement shall remain fully enforceable and binding on the parties.

     16. Entire Agreement; Modification and Waiver. This Agreement constitutes the entire agreement between the Indemnitee and the Company with respect to the subject matter hereof and replaces and supersedes all prior indemnification agreements between Indemnitee and the Company. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     17. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of California for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the state and federal courts sitting in the County of Orange, State of California, which shall be the exclusive and only proper forum for adjudicating such a claim.

     18. Choice of Law. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Nevada.

                            [signature page follows]

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                          NEWPORT CORPORATION



                                          By:___________________________________

                                          Name:_________________________________

                                          Title:________________________________



                                          INDEMNITEE


                                          ______________________________________
                                          [Name]

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                                    EXHIBIT A

                              UNDERTAKING AGREEMENT

         This UNDERTAKING AGREEMENT is effective as of _______________, 20__, between NEWPORT CORPORATION, a Nevada corporation (the "Company") and _____________________ ("Indemnitee"), an officer and/or member of the Board of Directors of the Company.

         WHEREAS, Indemnitee may become involved in investigations, claims, actions, suits or proceedings which have arisen or may arise in the future as a result of Indemnitee's service to the Company;

         WHEREAS, Indemnitee desires that the Company pay any and all expenses (including, but not limited to, attorneys' fees and court costs) actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in defending or investigating any such suits or claims and that such payment be made in advance of the final disposition of such investigations, claims, actions, suits or proceedings to the extent that Indemnitee has not been previously reimbursed by insurance; and

         WHEREAS, the Company is willing to make such payments but, in accordance with Article TENTH of the Bylaws of the Company and Section 78.751 of the Nevada Revised Statutes, the Company may make such payments only if it receives an undertaking to repay from Indemnitee; and

         WHEREAS, Indemnitee is willing to give such an undertaking;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

              1. In regard to any payments made by the Company to Indemnitee pursuant to the terms of the Indemnification Agreement dated ___________, 20__, between the Company and Indemnitee, if it shall ultimately be determined by court order or judgment from which no further right of appeal exists, that the Indemnitee is not entitled to be indemnified by the Company pursuant to the Bylaws of the Company and Section 78.751 of the Nevada Revised Statutes, or other applicable law, Indemnitee hereby undertakes and agrees to repay to the Company any and all amounts so paid promptly and in any event within thirty (30) days after such determination.

              2. This Agreement shall not affect in any manner rights which Indemnitee may have against the Company, any insurer or any other person to seek indemnification for or reimbursement of any expenses referred to herein or any judgment which may be rendered in any litigation or proceeding.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.

                                                  NEWPORT CORPORATION

                                                  By:___________________________
                                                  Name:_________________________
                                                  Title:________________________

                                                  INDEMNITEE

                                                  ______________________________